UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 15, 2016, each of the directors and the Chief Executive Officer and interim Chief Financial Officer of Helios and Matheson Analytics Inc. (the “Company”) entered into the same form of Indemnification Agreement with the Company (each such person is referred to in this Item 1.01 as an “Indemnitee”). Pursuant to the terms of the Indemnification Agreement, the Company must indemnify each Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in the best interests of the Company, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. If the proceeding is brought by or in the right of the Company, the Company need not provide indemnification for expenses if the Indemnitee is judged to be liable to the Company, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his or her official capacity, in which he or she is judged liable on the basis that personal benefit was improperly received by him or her. The Company must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance. The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses. Notwithstanding the Indemnification Agreement, the Company must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, the Company’s Certificate of Incorporation, the Bylaws, or by statute.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer